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Investor Relations Update

Third Quarter 2011

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SAFE HARBOR STATEMENT
UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This investor update contains certain forward-looking statements and expectations regarding the Company's future performance and the future performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These risks include (i) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions; (ii) potential disruption to Brown Shoe Company’s business and operations as it integrates ASG into its business; (iii) potential disruption to Brown Shoe Company’s business and operations as it implements its information technology initiatives; (iv) Brown Shoe Company’s ability to utilize its new information technology system to successfully execute its strategies, including integrating ASG’s business; (v) intense competition within the footwear industry; (vi) rapidly changing fashion trends and purchasing patterns; (vii) customer concentration and increased consolidation in the retail industry; (viii) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China, where ASG has manufacturing facilities and both ASG and Brown Shoe Company rely heavily on third-party manufacturing facilities for a significant amount of their inventory; (ix) the ability to recruit and retain senior management and other key associates; (x) the ability to attract and retain licensors and protect intellectual property rights; (xi) the ability to secure/exit leases on favorable terms; (xii) the ability to maintain relationships with current suppliers; (xiii) compliance with applicable laws and standards with respect to lead content in paint and other product safety issues; (xiv) the ability to source product at a pace consistent with increased demand for footwear; (xv) the impact of rising prices in a potentially inflationary global environment; and (xvi) the ability of Brown Shoe Company to execute on the first phase of its portfolio realignment. The Company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption Risk Factors in Item 1A of the Company’s Annual Report on Form 10-K for the year ended January 29, 2011, which information is incorporated by reference herein and updated by the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

* In this investor update, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic and estimated future net earnings and earnings per diluted share adjusted to exclude certain gains, charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

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BROWN SHOE COMPANY
AT A GLANCE

•	FOOTWEAR LEADER
–	$2.5B in 2010 net sales, up 11.7% YoY
•	Adjusted EPS of $0.97, up 143% YoY
–	130+ years of experience, product innovation
–	> 1,300 Famous Footwear and Naturalizer retail stores
–	Design, source, market wholesale brands

•	FOCUSED ON KEY PLATFORMS
–	Family
•	Famous Footwear: leading family branded footwear retailer
–	Healthy Living
•	Naturalizer: one of largest women’s comfort brands
•	Dr. Scholl’s: iconic health, wellness brand
•	Avia and rykä: lifestyle athletic brands
–	Contemporary Fashion
•	Leading brands: Via Spiga, Vera Wang, Sam Edelman, Franco Sarto

Net Sales Mix
US$M

$1,400
$1,200
$1,000
$800
$600
$400
$200
$0

2H'09    27% Wholesale    73% Retail
1H'10    30% Wholesale    70% Retail
2H'10    30% Wholesale    70% Retail
1H'11    36% Wholesale    64% Retail

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TARGET AREAS FOR SUCCESS

1.	DELIVER QUARTERLY EARNINGS RESULTS
2.	FINALIZE SAP STABILIZATION
3.	COMPLETE ASG INTEGRATION
4.	DEVELOP 2012 PLANS
5.	PROGRESS WITH PORTFOLIO REALIGNMENT
–	Sold AND 1 for $55M in cash
–	Exiting wholesale children’s business
•	License agreements with BBC International for Buster Brown, Avia, Sam Edelman children's brands
–	Exiting some women’s specialty and private brands
•	Not renewing some licenses, completely exiting some other brands
–	Continued successful real estate management
•	Closing ~145 total Famous Footwear stores in 2011/2012 and 20 Brown Shoe Closet and F.X. LaSale stores by 2H'12
–	Closing Sun Prairie Retail distribution center
–	Expectations
•	Reduce revenue by ~$200M
•	One-time cash and non-cash costs of ~$20M
•	~$80M in annual SG&A cost savings

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QUARTERLY UPDATE

•	3Q’11 RESULTS
–	Net sales $713.8M
•	Adjusted EPS $0.51, up 13.3% over 3Q’10
–	$0.07 of SAP related costs
•	Famous Footwear same-store sales down 0.4%, but up 2.6% excluding toning
–	Running up 33%
–	Boots up sequentially each month of quarter for total improvements of 4%
–	Sandals up nearly 17%, with strong back-to-school performance
–	Toning declined 55%
•	Wholesale up nearly 3%
–	ASG and Contemporary Fashion brands offset lower Dr. Scholl's Shoes sales

•	FY’11 GUIDANCE
–	Expect adjusted EPS of $0.73 to $0.85
•	Generally cautious outlook for holiday shopping season
•	Full-year impact of ~$0.26 of SAP related costs
•	Expected decline from brands being exited

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THIRD QUARTER 2011 RESULTS

US$M, except per share (unaudited)	13 Weeks
	3Q’11	3Q’10	Change
Famous Footwear	416.2	421.5	-1.3%
Wholesale Operations	233.6	227.1	2.9%
Specialty Retail	64.0	67.4	-5.2%
Consolidated net sales	$713.8	$716.1	-0.3%
Gross profit	276.5	282.2	-2.0%
Margin	38.7%	39.4%	-70 bps
SG&A expenses	239.4	247.0	-3.1%
% of net sales	33.5%	34.5%	-100 bps
Net restructuring, other special charges	4.7	1.9	154.6%
Operating earnings	32.4	33.3	-2.8%
% of net sales	4.5%	4.6%	-10 bps
Net interest expense	(6.6)	(4.9)	35.3%
Earnings before income tax	25.8	28.4	-9.3%
Tax rate	31.7%	34.9%	-320 bps
Discontinued operations	16.1	--	n/m
Net earnings	$33.7	$18.6	81.6%
Per share	$0.79	$0.42	88.1%
Adjusted per share	$0.51	$0.45	13.3%

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THANK YOU

For more information on Brown Shoe Company, please contact Peggy Reilly Tharp, vice president of Investor Relations, at ptharp@brownshoe.com